Exhibit 99.1

CONTACT INFORMATION:
David Mutryn
Director of Investor Relations
FOR IMMEDIATE RELEASE	703.502.7731
david_mutryn@sra.com

SRA Announces Financial Results for

Third Quarter of Fiscal Year 2011

•	Revenue of $437 million, up 10% year-over-year

•	Operating margin of 8.9%

•	Diluted EPS from continuing operations of $0.43

FAIRFAX, Va., May 10, 2011 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations, today announced operating results for the third quarter of fiscal year (FY) 2011, which ended March 31, 2011.

Revenue for the quarter was $437.3 million, up 9.7% from $398.7 million in the third quarter of FY 2010. Operating income for the quarter was $38.8 million, for an operating margin of 8.9%. Income from continuing operations was $25.4 million, for a net margin of 5.8%. Diluted earnings per share (DEPS) from continuing operations for the quarter were $0.43. Operating cash flow from continuing operations for the quarter was $49.4 million.

On April 1, 2011, SRA announced that it had entered into a definitive merger agreement under which SRA will be acquired by an affiliate of Providence Equity Partners in an all-cash transaction. Pursuant to terms of the agreement, SRA shareholders will receive $31.25 in cash for each share of common stock.

The transaction is subject to approval of a majority of the combined voting power of outstanding shares of SRA, as well as a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by SRA Founder and Chairman Dr. Ernst Volgenau), and other customary closing conditions and regulatory approvals. The transaction is anticipated to close during the first quarter of the SRA 2012 fiscal year, which begins on July 1, 2011.

SRA management confirms that it is taking steps to divest its subsidiary, Era Systems Corporation (Era), and its contract research organization, SRA Global Clinical Development, LLC (GCD). The results of both the Era and GCD subsidiaries are presented in discontinued operations in SRA’s financial statements for the third quarter of FY 2011.

In the third quarter, SRA incurred third party acquisition and divestiture costs of approximately $4.2 million. These costs are included in the selling, general & administrative line on the income statement.

The effective income tax rate was 34.5% in the third quarter. The effective rate benefited from state tax credits and exemptions associated with our status as a Qualified High Technology Company within Washington, DC, including $1.0 million related to prior years.

Operating cash flow benefited from the Internal Revenue Service approval in the second quarter of a tax accounting method change allowing for the deferral of revenue recognition for tax purposes related to certain types of unbilled receivables. The benefit was approximately $37.5 million in fiscal year 2011 to date.

For additional details regarding our financial results for the third quarter of fiscal 2011, we refer you to our Form 10-Q that was filed today with the Securities and Exchange Commission.

Contract Awards

SRA won new business in the third quarter with a potential value of $310 million, if all option years are exercised. As of March 31, 2011, the company’s backlog of signed business orders was $4.5 billion, and the funded portion of backlog was $769 million.

SRA was awarded several multiple-award, indefinite delivery/indefinite quantity (IDIQ) contracts in the third quarter that are expected to drive growth over time, but which are not included in the company’s quarterly bookings figure or its calculation of backlog as of quarter end. These include:

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Department of Justice. SRA and recently-acquired Platinum Solutions, Inc. each have been awarded the IDIQ Information Technology Support Services 4 (ITSS-4) multi-award contract. There were 20 awardees on this multi-award IDIQ, which has an estimated ceiling value of more than $1 billion, with a base period of performance plus six option years.

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Environmental Protection Agency. SRA is one of the awardees on the Environmental Protection Agency (EPA) Information Technology Solutions – Business Information Strategic Support (ITS-BISS) II contract, with a ceiling of $99.7 million over a five-year base period. The multi-award IDIQ is managed by the EPA’s Office of Environmental Information.

About SRA International, Inc.

SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations and commercial clients serving the national security, civil government, health, and intelligence and space markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; learning technologies; logistics; public health preparedness; public safety; strategic management consulting; and systems engineering.

SRA and its subsidiaries employ approximately 7,000 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the merger, the estimated value of the contract and work to be performed, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the inability to complete the acquisition of SRA (the “Merger”) by an affiliate of Providence Equity Partners LLC (“Providence”) due to the failure (a) to obtain the requisite stockholder approvals for the Merger contemplated by the merger agreement; (b) to satisfy other conditions to the completion of the Merger contemplated by the merger agreement, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; or (c) to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (ii) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the Merger; (iii) the occurrence of any other event, change or circumstance that could give rise to a termination of the merger agreement; (iv) the fact that, if the Merger is not consummated due to a breach of the merger agreement by the affiliates of Providence that are parties to the merger agreement, SRA’s remedy may be limited to receipt of a termination fee of $112.9 million, and if the Merger is not consummated under certain circumstances, SRA is not entitled to receive any such termination fee; (v) if the merger agreement is terminated under specified circumstances, SRA may be required to pay an affiliate of Providence a termination fee of up to $47 million; (vi) the diversion of management’s attention from ongoing business concerns due to the announcement and pendency of the Merger; (vii) the effect of the announcement of the Merger on our business relationships, operating results and business generally; (viii) the effect of the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the Merger; (ix) the possible adverse effect on the price of our common stock if the Merger is not completed in a timely matter or at all; (x) the amount of the costs, fees, expenses and charges related to the Merger; (xi) reduced spending levels and changing budget priorities of our largest customer, the United States federal government, which accounts for more than 90% of our revenue; (xii) failure to comply with complex laws and regulations, including but not limited to the False Claims Act, the Federal Acquisition Regulations, the Truth in Negotiations Act, the U.S. Government Cost Accounting Standards and the Foreign Corrupt Practices Act; (xiii) possible delays or overturning of our government contract awards due to bid protests, loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest or failure to perform by other companies on which we depend to deliver products and services; (xiv) security threats, attacks or other disruptions on our information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (xv) risks from operating in international markets, such as those resulting from economic, political, social and financial conditions or unrest, unavailability of certain protections that would typically be available under federal or common law, exposure to international regulations or risks associated with operating in or near hazardous areas; (xvi) inability or failure to adequately protect our proprietary information or intellectual property rights or violation of third party intellectual rights; (xvii) potential for significant economic or personal liabilities resulting from failures, errors, delays or defects associated with products, services and systems we supply; (xviii) adverse changes in federal government practices; (xix) appropriation uncertainties; (xx) price reductions, reduced profitability or loss of market share due to intense competition, including for U.S. government contracts or recompetes, and commoditization of services we offer; (xxi) failure of the customer to fund a contract or exercise options to extend contacts, or our inability to successfully execute awarded contracts; (xxii) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which we contract, including, without limitation, any determination that our contractor management information systems or contractor internal control systems are deficient; (xxiii) difficulties accurately estimating contract costs and contract performance requirements; (xxiv) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; (xxv) failure to manage acquisitions or divestures successfully (including identifying and valuating acquisitions targets, integrating acquired companies), losses associated with divestures or our inability to effect divestitures at attractive prices and on desired timelines; (xxvi) inadequate insurance coverage; and (xxvii) pending litigation and any resulting sanctions, including but not limited to penalties, compensatory damages or suspension or debarment from future government contracting.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of May 10, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 10, 2011.

Important Additional Information

In connection with the proposed acquisition, SRA filed a preliminary proxy statement and other relevant documents concerning the acquisition with the SEC on April 18, 2011. When completed, a definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. This press release does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

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